Exhibit (h)(38)

NINTH AMENDMENT

TO THE SECURITIES LENDING AUTHORIZATION AGREEMENT BETWEEN THE

GLENMEDE FUND, INC., ON BEHALF OF ITS SERIES AS LISTED ON SCHEDULE B,

AND

STATE STREET BANK AND TRUST COMPANY

This Ninth Amendment (this “Amendment”) dated April 10, 2017 is between THE GLENMEDE FUND, INC., a registered management investment company organized and existing under the laws of Maryland (the “Company”), on behalf of its series listed on Schedule B, severally and not jointly (the Company acting on behalf of each such series, a “Fund’ and collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY (“State Street”), acting either directly or through its subsidiaries or affiliates.

Reference is made to a Securities Lending Authorization Agreement dated September 1, 2007, between the Company on behalf of the Funds (hereinafter defined) and State Street, as amended by a First Amendment dated as of October 15, 2009, a Second Amendment dated as of June 30, 2010, a Third Amendment dated as of December 30, 2010, a Fourth Amendment dated September 28, 2012, a Fifth Amendment dated as of September 30, 2014, a Sixth Amendment dated as of December 22, 2015, and a Seventh Amendment dated as of September 20, 2016, and an Eighth Amendment dated as of December 21, 2016, as in effect on the date immediately prior to giving effect to this Amendment (the “Agreement”).

The Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each of the series of shares of the Company as listed on Schedule B to the Agreement as it may be amended by the parties, and no series of shares of the Company shall be responsible or liable for any of the obligations of any other series of the Company under the Agreement or otherwise, notwithstanding anything to the contrary contained in the Agreement.

WHEREAS, the Funds and State Street desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1.    Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.    Amendment. Schedule D to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule D attached to this Amendment.

3.    Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

4.    Governing Law. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

5.    Effective Date. This Ninth Amendment is effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Ninth Amendment by affixing their signatures below.

THE GLENMEDE FUND, INC., on behalf of its respective series as listed on Schedule B to the Agreement, severally and not jointly		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Mary Ann B. Wirts	By:	/s/ Francesco Squillacioti
Mary Ann B. Wirts		Francesco Squillacioti
President		Senior Managing Director

Schedule D

This Schedule is attached to and made part of the Securities Lending Authorization Agreement dated the 1st day of September, 2007 between THE GLENMEDE FUND, INC., ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, severally and not jointly (the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”), as amended.

APPROVED BORROWERS

France

BNP Paribas (Paris Branch)

BNP Paribas SA

Societe Generale SA

Switzerland

UBS AG

U.K.

Bank of Scotland PLC

Barclays Bank plc

Barclays Capital Securities Limited

BNP Paribas (London Branch)

Citigroup Global Markets Limited

Credit Suisse Securities (Europe) Limited.

Goldman Sachs International

HSBC Bank plc

ING Bank N.V. (London Branch)

JP Morgan Securities PLC

Merrill Lynch International

Morgan Stanley & Co. International plc.

RBC Europe Limited

Royal Bank of Scotland PLC

Societe Generale SA (London Branch)

State Street Bank GMBH (London Branch)

UBS AG (London Branch)

UBS Limited

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U.S.

Barclays Capital Inc.

BMO Capital Markets Corp.

BNP Paribas (New York Branch)

BNP Paribas Prime Brokerage, Inc.

BNP Paribas Securities Corporation

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co.

HSBC Securities (USA) Inc.

ING Financial Markets LLC

JP Morgan Securities LLC.

Merrill Lynch, Pierce, Fenner & Smith, Inc.

Morgan Stanley & Co. LLC

National Financial Services LLC.

RBC Capital Markets, LLC

Societe Generale SA (NY Branch)

State Street Bank & Trust Company

UBS Securities LLC

Wells Fargo Bank National Association

Wells Fargo Clearing Services, LLC

Wells Fargo Securities, LLC

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